Exhibit 10.34
SOMAXON PHARMACEUTICALS, INC.
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
     AMENDMENT NO. 2 TO Employment Agreement (this “Amendment”) made and entered into effective as of November 28, 2008, between Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and David F. Hale, an individual (“Executive”).
WITNESSETH:
     Whereas, the Company and Executive are parties to that certain Employment Agreement dated as of December 6, 2007, as amended (the “Employment Agreement”);
     Whereas, the Company and Executive desire to amend the Employment Agreement upon the terms and conditions hereinafter set forth;
     Now, Therefore, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:
          1. Amendment to Section 3 of the Employment Agreement. The following shall be added to Section 3(a) of the Employment Agreement:
     Beginning January 1, 2008, Executive’s Base Salary shall be payable in Restricted Stock Units (“RSUs”) under the Option Plan, as follows: after the end of each calendar month with respect to which Executive is entitled to Base Salary, Executive shall be issued a number of RSUs calculated by dividing (a) the difference between (i) the Base Salary to which Executive is entitled relating to such calendar month and (ii) the amounts of any healthcare benefit plan contributions and flexible healthcare spending account contributions elected to be made by Executive relating to such calendar month by (b) the closing price of the Company’s common stock on the Nasdaq Global Market on the last trading day of such calendar month, rounded down to the nearest whole share. Such issuances of RSUs shall be automatic, with no further action of the Board required, and shall continue until the Board makes a determination, if any, of a date that Executive’s Base Salary shall thereafter be payable in cash. Such RSUs shall vest upon the first date included within an open trading window under the Company’s Insider Trading Policy (the “Policy”) following the first commercial sale of the Company’s product Silenor® (doxepin) in the United States, subject to Executive’s continued service to the Company on such date. Any such RSUs issued after such date will vest upon the first date included within an open trading window under the Policy following the date of issuance of such RSUs, subject to Executive’s continued service to the Company on such date. In the event of a Change in Control prior to the vesting of such RSUs, 100% of the unvested RSUs will vest upon the consummation of the Change in Control.
          2. Entire Agreement, Amendments.
          (a) No amendment or modification of this Amendment shall be effective unless set forth in a writing signed by the Company and Executive. No waiver by either party of any breach by the other party of any provision or condition of this Amendment shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time. Any waiver must be in writing and signed by the waiving party.

               (b) This Amendment, together with the Employment Agreement and the documents referred to herein and therein, sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings and agreements. Except as expressly provided for in this Amendment, no other term or provision of the Employment Agreement is amended or modified in any respect.
          3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws.
          4. Headings, Etc. The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Amendment. Unless otherwise provided, references herein to Paragraphs refer to Paragraphs of this Amendment.
          5. Construction. Each party has cooperated in the drafting and preparation of this Amendment. Therefore, in any construction to be made of this Amendment, the same shall not be construed against any party on the basis that the party was the drafter.
(Signature Page Follows)

          In Witness Whereof, the parties have executed this Amendment as of the date first above written.

COMPANY: Somaxon Pharmaceuticals, Inc.
By	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXECUTIVE:
/s/ David F. Hale
David F. Hale

3